UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

VARIAN, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Filed by Varian, Inc. Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 Subject Company: Varian, Inc. Commission File No.: 000-25393

Varian, Inc.
3120 Hansen Way
Palo Alto, CA. 94304 U.S.A. www.varianinc.com
Varian Email to Varian Channel Partners

To: Varian, Inc. Channel Partner

Re: Agilent Technologies to Acquire Varian, Inc., Expanding Options for Customers

Because you are a highly valued business partner, I want to personally let you know that Agilent Technologies has just signed an agreement to acquire Varian, Inc.

You know Agilent as another long-time leader and innovator in the scientific instruments marketplace. Both Agilent and Varian come from a rich heritage as early Silicon Valley pioneers centered on innovation. Today, Agilent and Varian have complementary technologies upon which to build. Each company brings expertise and experience across different geographies and applications. As importantly, the companies share a deep commitment to customer satisfaction.

In summary, two strong companies with complementary strengths and common values are combining. What is most exciting to us about this is that, together, we will be able to offer our customers a more comprehensive set of solutions across a wider range of industries.

Understandably you will have some questions about how this will affect you and your interactions with Varian from now forward. It is our objective to complete the acquisition by calendar year-end 2009. Until then, we remain two separate companies, conducting business as usual. We have a focused team working on all of the customary closing requirements, so there will be no distractions to the field sales team serving you. Varian and Agilent will continue to introduce and sell their respective products. Like all integration matters, any integration of future channel plans will take place after the acquisition is final. Nobody in the two companies will be in a position to anticipate or share information about the combined entity prior to that time, but rest assured that we will communicate further as soon as we can.

We look forward to continuing to work with you.

Best regards,

Garry W. Rogerson, Ph.D.

Chairman and Chief Executive Officer

Additional Information and Where to Find It

Varian, Inc. (“Varian”) plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with the proposed merger with Cobalt Acquisition Corp., pursuant to which Varian would be acquired by Agilent Technologies, Inc. (the “Merger”). The proxy statement will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Varian through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement from Varian by contacting Investor Relations by telephone at +1 (650) 424-5471, by mail at Varian, Inc., 3120 Hansen Way, Palo Alto, California 94304-1030, Attn: Investor Relations, by e-mail at ir@varianinc.com, or by going to Varian’s Investor Relations page on its corporate web site at www.varianinc.com (click on “Investors”, then on “SEC Filings”).

Varian and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Varian in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Varian’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on December 19, 2008. This document is available free of charge at the SEC’s web site at www.sec.gov, and from Varian by contacting Investor Relations by telephone at +1 (650) 424-5471, by mail at Varian, Inc., 3120 Hansen Way, Palo Alto, California 94304-1030, Attn: Investor Relations, by e-mail at ir@varianinc.com, or by going to Varian’s Investor Relations page on its corporate web site at www.varianinc.com (click on “Investors”, then on “SEC Filings”).

Note on Forward-Looking Statements

This letter contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the expected benefits of the proposed Merger, the ability of the parties to consummate the proposed Merger and the expected timing of the closing of the proposed Merger. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, the ability of Agilent to successfully integrate Varian’s operations and employees, the ability to realize anticipated synergies and cost savings of the proposed Merger, and such other risks as identified in Varian’s Annual Report on Form 10-K for the fiscal year ended October 3, 2008, and Varian’s most recent Quarterly Report on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. Varian assumes no obligation to update any forward-looking statement contained in this letter.